EXHIBIT 3.3
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                         CERTIFICATE OF AMENDMENT TO THE
                         CERTIFICATE OF INCORPORATION OF
                       GREENLEAF TECHNOLOGIES CORPORATION

     Pursuant to the provisions of Section 242 of the General Corporation Law Of Delaware, the undersigned corporation adopts the following amendment to its Certificate Of Incorporation:

     FIRST: The name of the corporation is Greenleaf Technologies Corporation.

     SECOND: The following amendment to the Certificate Of Incorporation was adopted, by a vote of the stockholders sufficient for approval, on January 5, 2000 in the manner prescribed by the General Corporation Law of the State of
Delaware:

          Article FOURTH is amended to read in its entirety as follows:

               "FOURTH. The total number of shares that the Corporation shall have the authority to issue is 300,000,000 shares of common stock, with each share having a par value of $.001."

     THIRD: The Amendment does not provide for the exchange, reclassification or cancellation of issued shares.

     FOURTH: The Amendment does not effect a change in the amount of stated capital.

     Dated: April 28, 2000

                                          GREENLEAF TECHNOLOGIES CORPORATION


                                          By: /s/ Leonard Berg
                                          --------------------
                                          Leonard Berg, President



     The undersigned, Leonard Berg, the President of the Corporation, hereby affirms and acknowledges, under penalties of perjury, that the signature of the undersigned on the foregoing instrument is his act and deed or the act and deed of the Corporation, and that the facts stated in the foregoing instrument are true.


                                           /s/ Leonard Berg
                                           ----------------
                                           Leonard Berg, President

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